Exhibit 10.3

                               SERVICES AGREEMENT

     This Agreement (the "Agreement") is made and entered into this 26th day of April 2002, by and between Mark A. DiSalvo ("MAD") and Gump, Inc., a Delaware corporation (the "Client").

                                    Recitals
                                    --------

     A.   MAD is the president and chief executive officer of the Client.
     B. MAD is willing to provide services to the Client on the terms and conditions of this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. MAD Retained. The Client hereby retains MAD, and MAD hereby agrees to make his legal services available to the Client under the terms and conditions hereinafter set forth.

     2. Duties. During the term of this Agreement, the duties set forth in this Section 2 shall be performed.

          MAD will be responsible for accomplishing the following:

               Performing all reasonable functions of a president and chief executive officer of the Client.

     3. Compensation. As compensation for MAD entering into this Agreement and for the services to be rendered hereunder, the Client shall issue to MAD 400,000 shares of common stock ($0.01 par value) of the company. The 400,000 shares are to be registered shares and the company agrees to file a Form S-8 Registration Statement with the Securities and Exchange Commission as expeditiously as possible.

     4. Expenses. Neither the Client nor the Public Company shall be responsible for paying or reimbursing MAD for his services provided in connection with the performance of duties within the scope of Sections 2 above for or on behalf of the Client. Otherwise, MAD shall detail in writing and submit to the client a budget for the projected costs and expenses for such project. Upon the approval of the Client as to any particular project and the related budget, MAD shall be authorized to perform or cause to be performed the work necessary for such project and to incur costs as set forth in the budget. In addition, MAD is authorized to incur any other unanticipated costs and expenses associated with such project not specifically set forth in such budget, except that any cost in excess of $100 not already approved in a budget shall be subject to approval by the Client. The Client understands that in some cases the provider of certain services and goods may ask for payment in advance and for certain major disbursements, and in such case invoices from outside providers will be sent directly to the Client.

     5. Term. This Agreement shall commence on the execution date of this Agreement and shall continue for a term of 60 days, unless terminated earlier pursuant to Section 6 below.


     6.   Termination. This Agreement shall terminate:


          (A) If there has been a material breach of this Agreement and such breach has not been cured by the breaching party on or before 30 days from the date of the receipt of a written notice of the breach from the non-breaching party;
          (B)  Upon the mutual written agreement of the parties.

     7. Remedies. Upon termination of this Agreement for any reason, this Agreement shall become null and void and have no further force or effect. MAD shall mail to the Client all documents in its possession or control concerning the Client, as the Client shall request. If this Agreement is terminated by reasons of the breach of any provision hereof, the non-breaching party may pursue any and all remedies at law or in equity.

     8.   Accuracy of  Information  and  Indemnification.  The Client  agrees to furnish to MAD truthful and accurate information in all material respects. The Client agrees to cooperate with MAD in the performance of MAD's services. The Client agrees to indemnify and hold harmless MAD from any loss, liability, damages, costs and expenses (including attorneys' and other professional fees) that MAD may incur as a result of the Client furnishing to MAD any untruthful or inaccurate information.


     9.   Miscellaneous

          (A) Assignability. Unless otherwise agreed to in writing by both parties hereto, the rights, obligations and benefits established by this Agreement shall be non-assignable by either of the parties hereto and any such attempt of assignment shall be null and void and of no effect whatsoever.
          (B) Relationship of the Parties. MAD shall not be considered employees of the Client. Furthermore, the parties agree MAD shall be considered an independent contractor for all purposes.
          (C) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and may not be changed except by a writing signed by the party against whom enforcement or discharge is sought.

          (D) Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.
          (E) Construction of Language. The language used in this Agreement shall be construed as a whole according to its fair meaning, and not strictly for nor against either party.
          (F) Captions and Headings. The paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.
          (G) State Law. This Agreement, its interpretation and its application shall be governed by the laws of the State of California.
          (H) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.
          (I) Costs. In the event of any legal proceeding between any of the parties to enforce or defend the terms and rights set forth in this Agreement, the prevailing party or parties shall be paid all reasonable costs of such legal proceeding, including but not limited to, attorneys' fees by the other party or parties.
          (J) Notices and Waivers. Any notice or waiver required or permitted to be given by the parties hereto shall be in writing and shall be deemed to have been give, when delivered, 3 business days after being mailed by certified or registered mail, faxed during regular business hours of the recipient and there is confirmation of receipt, or sent by prepaid full rate telegram to the following addresses:

          To MAD:                                        To the Client:
          Mark A. DiSalvo                                Mark DiSalvo, President
          1001 Corbett Canyon                            Gump & Company, Inc.
          Arroyo Grande, CA 93420                        1001 Corbett Canyon
                                                         Arroyo Grande, CA 93420

     IN WITNESS WHERE OF, the parties have executed this Agreement to be effective as of the day and year first above written notwithstanding the actual date of signatures.

Mark A. DiSalvo





By:  ____________________________________
     Robert M. Kern



CLIENT:

Gump & Company, Inc.



By:  ____________________________________
     Mark DiSalvo, President